REGISTRAR, TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                         THE CHARLES ALLMON TRUST, INC.

                                       and

                      STATE STREET BANK AND TRUST COMPANY



                                TABLE OF CONTENTS


Page

      1.   Terms of Appointment; Duties of theBank............1

      2.   Fees and Expenses..................................3

      3.   Representations and Warranties of the Bank.........4

      4.   Representations and Warranties of the Fund.........5

      5.   Data Access and Proprietary Information............6

      6.   Indemnification....................................8

      7.   Standard of Care..................................11

      8.   Covenants of the Fund and the Bank................11

      9.   Termination of Agreement..........................13

      10.  Assignment........................................13

      11.  Amendment.........................................14

      12.  Massachusetts Law to Apply........................14

      13.  Force Majeure.....................................14

      14.  Consequential Damages.............................14

      15.  Merger of Agreement...............................15

      16.  Counterparts......................................15


            REGISTRAR,TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the day of , 1994, by and between THE CHARLES ALLMON TRUST, INC., a Maryland corporation, having its principal office and place of business at 4405 East-West Highway, Bethesda, Maryland, 20814, (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank"). WHEREAS, the Fund desires to appoint the Bank as its registrar, transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment; NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.    Terms of Appointment; Duties of the Bank
1.1   Subject to the terms and conditions set forth in
      this Agreement,  the Fund
      hereby employs and appoints the Bank to act as, and
      the Bank agrees to act
      as registrar,  transfer agent for the Fund's
      authorized and issued shares
      of its common stock,  ("Shares"),  dividend
      disbursing agent, custodian of
      certain  retirement  plans  and  agent in
      connection  with  any  dividend
      reinvestment plan in effect as of the date of this
      Agreement.
1.2   The Bank agrees that it will perform the following
      services:
      (a)  In accordance  with  procedures  established
           from time to
           time by agreement  between the Fund and the
           Bank, the Bank shall:
           (i)  Issue and record the appropriate  number
                of Shares as
                authorized  and hold such  Shares in the
                appropriate
                Shareholder account;
          (ii)  Effect  transfers of Shares by the
                registered  owners
                thereof upon receipt of appropriate
                documentation;
         (iii)  Prepare  and  transmit  payments  for
                dividends  and
                distributions declared by the Fund;
         (iv)   Act  as  agent  for   Shareholders
                pursuant  to  the  dividend
                reinvestment and cash purchase plan as
                amended from time to time
                and   mutually   agreed  upon  by  the
                Fund  and  the  Bank  in
                substantially the form attached as
                Exhibit A hereto; and
         (vi)   Issue    replacement     certificates
                for those
                certificates  alleged  to have been
                lost,  stolen or
                destroyed    upon    receipt    by
                the  Bank   of
                indemnification   satisfactory   to
                the   Bank   and
                protecting  the  Bank and the  Fund,  and
                the Bank at
                its option,  may issue  replacement
                certificates  in
                place   of   mutilated   stock
                certificates   upon
                presentation thereof and without such
                indemnity;

(b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform all the customary services of a registrar, transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent of the dividend reinvestment and cash purchase plan as described in Section 1 consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies and proxy material to current shareholders and receiving and tabulating proxies, mailing Shareholder reports to current Shareholders, withholding and paying on a timely basis taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal or state authorities for all registered Shareholders, preparing and mailing confirmations and statements of account to shareholders for all confirmable transactions in shareholder accounts, and providing shareholder information. (c) The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

2.    Fees and Expenses

2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank an annual maintenance fee as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank. 2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund. 2.3 The Fund agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.    Representations and Warranties of the Bank
      The Bank represents and warrants to the Fund that:
3.1   It is a trust  company duly  organized  and
      existing and in good  standing
      under the laws of the Commonwealth of Massachusetts.
3.2   It  is  duly   qualified  to  carry  on  its
      business  in  the
      Commonwealth of Massachusetts.
3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.
3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this
      Agreement.

4.    Representations and Warranties of the Fund
The Fund represents and warrants to the Bank that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of Maryland.
4.2 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.
4.3   All corporate  proceedings  required by said
      Articles of Incorporation and
      By-Laws have been taken to authorize it to enter into and perform this
      Agreement.
4.4 It is a closed-end, diversified investment company registered under the
      Investment Company Act of 1940, as amended.
4.5 To the extent required by federal securities laws a registration statement under the Securities Act of 1933, as amended, is currently effective, and appropriate state securities law filings have been made with respect to all Shares of the Fund being offered for sale;
      information to the contrary
      will result in immediate notification to the Bank.
4.6 It shall make all required filings under federal and state securities laws.

5. Data Access and Proprietary Information 5.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents: (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation; (b) to refrain from copying or duplicating in any way the Proprietary Information; (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Bank in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions; (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank; (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law. Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement. 5.2 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK
EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. 5.3 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to
(i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, (such transactions constituting a "COEFI"), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

6. Indemnification 6.1 The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to: (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct. (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder. (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar. (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Fund. (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state. 6.2 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct. 6.3 At any time, the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar. 6.4 In order that the indemnification provisions contained in this Section 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

7. Standard of Care The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

8.    Covenants of the Fund and the Bank
8.1 The Fund shall promptly furnish to the Bank the following:
      (a) A certified copy of the resolution of the Board of
           Directors of the Fund authorizing the
           appointment of the Bank and the
           execution and delivery of this Agreement.
      (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

8.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

8.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

8.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.    Termination of Agreement
9.1 This Agreement may be terminated by either party upon one hundred twenty
      (120) days written notice to the other.
9.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

10.   Assignment
10.1 Except as provided in Section 10.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.
10.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
10.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston
      Financial Data Services,  Inc.,
      a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange
      Act of 1934, as amended ("Section 17A(c)(1)"); (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section
      17A(c)(1);  or (iii) a
      BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

11. Amendment This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

12. Massachusetts Law to Apply This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

13. Force Majeure In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

14. Consequential Damages Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

15. Merger of Agreement This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16. Counterparts This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



                                THE CHARLES ALLMON TRUST, INC.



                                BY:

ATTEST:







                                STATE STREET BANK AND TRUST COMPANY



                                BY:__________________________________
                                   Executive Vice President


ATTEST: